Exhibit 99.1


                                  NEWS RELEASE

         Abraxas Announces Closing of the Grey Wolf Exploration Inc. IPO


SAN ANTONIO (Feb. 28, 2005) - Abraxas Petroleum Corporation ("Abraxas") (AMEX:ABP) today announced that Grey Wolf Exploration Inc. ("Grey Wolf") has closed its initial public offering.

Net proceeds of approximately $57 million from Grey Wolf's treasury shares ($37 million) and secondary shares offered by Abraxas ($20 million), have been used by Grey Wolf to repay Grey Wolf's term loan in its entirety and eliminate Grey Wolf's working capital deficit and by Abraxas to reduce the amount outstanding under Abraxas' bridge loan to approximately $5 million.

The offering was led by CIBC World Markets Inc. on behalf of a syndicate of underwriters that included BMO Nesbitt Burns Inc., GMP Securities Ltd. and Canaccord Capital Corporation (collectively the "Underwriters").

Abraxas has granted the Underwriters an option (the "Over-Allotment Option") to exercise up to an additional 3.9 million shares at CDN $2.80 (USD $2.27) per share. The Over-Allotment Option may be exercised in whole or in part, at any time, during the next 30 calendar days. In the event the Over-Allotment Option is exercised in full, the net proceeds of approximately $8 million will be first applied to the bridge loan and then to general corporate purposes. In the event the Over-Allotment Option is not exercised, Abraxas will own approximately 13% of Grey Wolf. Grey Wolf will trade on the Toronto Stock Exchange, under the ticker symbol GWE.

Assuming the Over-Allotment Option is exercised in full, approximately $65 million of net proceeds equates to $3.10 per proved Mcfe using 21.0 Bcfe, Grey Wolf's net proved reserves at December 31, 2003. In addition, Abraxas will book a one-time gain of approximately $20 million from this transaction, assuming the Over-Allotment Option is fully exercised.

"The closing of this IPO represents another significant step in achieving our long-standing goal of reducing the leverage on our balance sheet. By reducing our debt approximately 32% with these proceeds, while proved reserves declined only 17%, we have truly strengthened the balance sheet with no dilution to our shareholders. We have reduced our debt load by $175 million, nearly 60%, over the last two years and now feel comfortable with our balance sheet and our ability to again grow our asset base," commented Bob Watson, Abraxas' President and CEO.

Abraxas is a San Antonio-based crude oil and natural gas exploitation and production company with operations in Texas and Wyoming.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas' actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas' future crude oil and natural gas production is highly dependent upon Abraxas' level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas' control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas' filing with the Securities and Exchange Commission during the past 12 months.



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THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION FOR AN
OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THE SECURITIES DESCRIBED HEREIN IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION. THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES EXCEPT PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Director of Corporate Development
Direct Telephone 210.757.9835
Main Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com